Exhibit 99.2

WATSCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	1

Pro Forma Condensed Combined Balance Sheet - June 30, 2009 (Unaudited)	2

Pro Forma Condensed Combined Statements of Income - Six Months Ended June 30, 2009 (Unaudited)	3

Pro Forma Condensed Combined Statements of Income - Year Ended December 31, 2008 (Unaudited)	4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	5

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands)

The unaudited pro forma condensed combined balance sheet as of June 30, 2009 combines the historical unaudited condensed consolidated balance sheet of Watsco, Inc. (the “Registrant”) as of June 30, 2009 and the unaudited combined balance sheet of the Carrier Sales & Distribution Business (the “Business”) as of June 30, 2009 (see Exhibit 99.1), giving effect to the joint venture, Carrier Enterprise LLC (“Carrier Enterprise”) as if it had occurred on June 30, 2009, as further discussed in Note 1. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2009 and for the year ended December 31, 2008 give effect to the joint venture as if it had occurred at the beginning of the periods presented. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009 combines the historical unaudited statement of operations of the Registrant and the historical unaudited combined statement of operations of the Business (see Exhibit 99.1) for the six months ended June 30, 2009. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 combines the historical audited statement of operations of the Registrant and the historical audited combined statement of operations of the Business (see Exhibit 99.1) for the year ended December 31, 2008. Acquisition-related costs of approximately $1,200 are included in the historical unaudited statement of operations of the Registrant for the six months ended June 30, 2009.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting with the Registrant treated as the acquiring entity in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. As of the date of this Form 8-K/A, the Registrant has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from the Business and the related allocations of purchase price. Additionally, a final determination of the fair value of assets acquired and liabilities assumed from the Business is subject to working capital and other adjustments pursuant to the Purchase and Contribution Agreement dated May 3, 2009, as amended June 29, 2009. Accordingly, the pro forma purchase price adjustments are preliminary, are subject to further adjustments as additional information becomes available and as additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. The Registrant estimated the fair value of the Business’ assets and liabilities based on discussions with Carrier Corporation (“Carrier”) and Business management, due diligence and consultation with an independent valuation firm. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may be material, to the balance sheet and/or statements of operations.

These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with the historical unaudited interim condensed consolidated financial statements contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 and the historical audited consolidated financial statements contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent the Registrant’s consolidated results of operations or consolidated financial position had the formation of Carrier Enterprise occurred on the dates assumed, nor are these financial statements necessarily indicative of the Registrant’s future consolidated results of operations or consolidated financial position.

The Registrant expects Carrier Enterprise to incur significant costs and realize significant benefits associated with “carving out” the operations of the Business from Carrier and United Technologies Corporation (“UTC”) and integrating the operations of the Business and the locations contributed by the Registrant. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from operating efficiencies expected to result from the formation of Carrier Enterprise.

WATSCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2009

(In thousands, except per share data)

	Historical		Adjustments (Note 2)	Pro Forma Adjustments	(Note 3)	Combined Pro Forma
	Watsco, Inc.	Carrier Sales & Distribution Business
ASSETS
Current assets:
Cash and cash equivalents	$45,303	$5,337	$(5,337)	$—		$45,303
Accounts receivable, net	176,429	191,852	—	(5,803)	(a)	362,478
Inventories	266,119	189,983	(52,655)	(9,962)	(b)	393,485
Other current assets	12,381	13,741	(11,402)	2,316	(c)	17,036

Total current assets	500,232	400,913	(69,394)	(13,449)		818,302

Property and equipment, net	22,538	9,865	—	183	(d)	32,586
Goodwill	219,810	24,837	(24,837)	73,007	(e)	292,817
Other assets	20,004	28,070	(27,510)	44,353	(f) (g) (h)	64,917

	$762,584	$463,685	$(121,741)	$104,094		$1,208,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$230	$—	$—	$1,096	(h)	$1,326
Accounts payable	106,070	9,876	120,394	—		236,340
Accrued expenses and other current liabilities	46,002	34,906	(6,563)	715	(i)	75,060

Total current liabilities	152,302	44,782	113,831	1,811		312,726

Long-term obligations:
Borrowings under revolving credit agreement	20,000	—	—	—		20,000
Other long-term obligations, net of current portion	697	1,563	(1,563)	—		697

Total long-term obligations	20,697	1,563	(1,563)	—		20,697

Deferred income taxes and other liabilities	18,476	—	—	3,987	(i)	22,463

Commitments and contingencies

Shareholders’ equity:
Common stock, $.50 par value	15,557	—	—	1,493	(j)	17,050
Class B common stock, $.50 par value	1,977	—	—	47	(j)	2,024
Paid-in capital	294,078	—	—	162,068	(j) (m)	456,146
Accumulated other comprehensive loss, net of tax	(965)	—	—	—		(965)
Retained earnings	374,887	417,340	(234,009)	(183,331)	(k)	374,887
Treasury stock, at cost	(114,425)	—	—	—		(114,425)

	571,109	417,340	(234,009)	(19,723)		734,717

Noncontrolling interest	—	—	—	118,019	(l) (m)	118,019

Total shareholders’ equity	571,109	417,340	(234,009)	98,296		852,736

	$762,584	$463,685	$(121,741)	$104,094		$1,208,622

See accompanying notes to unaudited pro forma condensed combined financial statements.

WATSCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(In thousands, except per share data)

	Historical		Pro Forma Adjustments	(Note 3)	Combined Pro Forma
	Watsco, Inc.	Carrier Sales & Distribution Business
Revenues	$696,314	$581,639	$(21,135)	(n) (o)	$1,256,818
Cost of sales	521,095	503,140	(51,860)	(n) (p) (q)	972,375

Gross profit	175,219	78,499	30,725		284,443
Selling, general and administrative expenses	150,487	66,247	31,465	(n) (o) (p) (r)	248,199

Operating income	24,732	12,252	(740)		36,244
Interest expense, net	672	—	906	(s)	1,578

Income before income taxes	24,060	12,252	(1,646)		34,666
Income taxes	8,950	4,913	(643)	(t)	13,220

Net income (loss)	15,110	7,339	(1,003)		21,446
Less: Net income attributable to the noncontrolling interest	—	—	3,278	(u)	3,278

Net income (loss) attributable to Watsco, Inc.	$15,110	$7,339	$(4,281)		$18,168

Earnings per share for Common and Class B common stock:
Basic	$0.53	—	—	(v)	$0.55

Diluted	$0.52	—	—	(v)	$0.55

See accompanying notes to unaudited pro forma condensed combined financial statements.

WATSCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands, except per share data)

	Historical		Pro Forma Adjustments	(Note 3)	Combined Pro Forma
	Watsco, Inc.	Carrier Sales & Distribution Business
Revenues	$1,700,237	$1,291,237	$(57,812)	(n) (o)	$2,933,662
Cost of sales	1,258,243	1,112,779	(121,918)	(n) (p) (q)	2,249,104

Gross profit	441,994	178,458	64,106		684,558
Selling, general and administrative expenses	343,386	147,469	65,704	(n) (o) (p) (r)	556,559

Operating income	98,608	30,989	(1,598)		127,999
Interest expense, net	2,018	—	1,812	(s)	3,830

Income before income taxes	96,590	30,989	(3,410)		124,169
Income taxes	36,221	12,387	(1,333)	(t)	47,275

Net income (loss)	60,369	18,602	(2,077)		76,894
Less: Net income attributable to the noncontrolling interest	—	—	8,775	(u)	8,775

Net income (loss) attributable to Watsco, Inc.	$60,369	$18,602	$(10,852)		$68,119

Earnings per share for Common and Class B common stock:
Basic	$2.14	—	—	(v)	$2.18

Diluted	$2.09	—	—	(v)	$2.13

See accompanying notes to unaudited pro forma condensed combined financial statements.

WATSCO, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands, except share data)

Note 1. Basis of Presentation

On July 1, 2009, the Registrant completed the formation of a joint venture with Carrier, a wholly owned subsidiary of UTC, to distribute Carrier, Bryant and Payne products throughout the U.S. Sunbelt, Latin America and the Caribbean. The newly formed joint venture, Carrier Enterprise, operates 110 locations in 20 states and Puerto Rico and serves over 19,000 air conditioning and heating contractors. In the formation of the joint venture, Carrier contributed the Business which consists of 95 locations in the U.S. Sunbelt and Puerto Rico and the export division located in Miami, Florida and the Registrant contributed 15 locations that distribute Carrier, Bryant and Payne products. The Registrant purchased a 60% interest in the joint venture for consideration of $172,000 with options to purchase up to an additional 20% interest from Carrier (10% beginning in three years and an additional 10% in five years). The Registrant issued 2,985,685 shares of Common stock and 94,784 shares of Class B common stock for consideration of $147,000 (fair value of $151,056) to Carrier and contributed 15 locations that sell Carrier-manufactured products to Carrier Enterprise for consideration of $25,000. The final purchase price is subject to working capital and other adjustments pursuant to the Purchase and Contribution Agreement dated May 3, 2009, as amended June 29, 2009 (“Purchase and Contribution Agreement”).

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with Securities and Exchange Commission Rules and Regulations.

The accompanying unaudited pro forma condensed combined financial statements present the unaudited pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of the Registrant and the Business, after giving effect to the joint venture and the adjustments described in these notes, and are intended to reflect the impact of the joint venture on the Registrant’s consolidated financial statements.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from operating efficiencies expected to result from the formation of Carrier Enterprise.

The unaudited pro forma condensed combined balance sheet gives effect to the joint venture as if it had occurred on June 30, 2009 and includes estimated pro forma adjustments for the preliminary valuations of net assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available and additional analyses are completed. The unaudited pro forma condensed combined statements of operations give effect to the joint venture as if it had occurred at the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The purchase price allocation in the accompanying unaudited pro forma condensed combined balance sheet is based upon a purchase price of $151,056 which represents the fair value of the Registrant’s 60% interest in the joint venture and excludes the Registrant’s contribution of 15 locations to the joint venture. The table below represents a preliminary allocation of the total consideration to tangible and intangible assets acquired, liabilities assumed and noncontrolling interest from the formation of the joint venture based on the Registrant’s preliminary estimate of respective fair values as of June 30, 2009:

Accounts receivable	$186,049
Inventories	127,367
Other current assets	4,655
Property and equipment	10,048
Goodwill and intangibles	89,907
Other assets	1,916
Accounts payable and accrued expenses	(159,328)
Other liabilities	(3,987)
Noncontrolling interest	(105,571)

Total estimated purchase price	$151,056

Upon completion of the fair value assessment, the Registrant anticipates that the ultimate purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

On August 7, 2009, a capital contribution in the amount of $80,000 was made to fund initial working capital needs of Carrier Enterprise. The Registrant’s share of the contribution totaling $48,000 was made in cash and Carrier’s share of the contribution totaling $32,000 consisted of inventory.

Note 2. Adjustments

The unaudited pro forma condensed combined balance sheet reflects the following adjustments to the historical unaudited combined balance sheet of the Business as of June 30, 2009, pursuant to and consistent with the terms of the Purchase and Contribution Agreement:

•	Cash and cash equivalents of $5,337 were excluded from the transaction;

•	Finished goods inventory of $77,980 and the last-in, first-out (“LIFO”) reserve of $25,325 were excluded from the transaction;

•	Deferred income taxes of $11,707 were excluded from the transaction and certain prepaid expense adjustments of $305 were included in the transaction;

•	Goodwill of $24,837 was excluded from the transaction;

•	Other long-term deferred income taxes of $27,510 were excluded from the transaction;

•	Accounts payable of $120,394 payable to Carrier, which were reflected as settled within the historical unaudited combined balance sheet of the Business, were included in the transaction;

•	Certain obligations of $8,126 were excluded from the transaction; and

•	Divisional equity of $234,009 was excluded from the transaction.

Note 3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements reflect certain reclassifications of the Business’ historical combined financial statement balances to conform to the Registrant’s financial statement presentation.

The unaudited pro forma condensed combined balance sheet reflects the following:

(a)	Adjustment to reflect the fair value of accounts receivable.

(b)	Adjustment of $5,890 to eliminate certain capitalized inventory costs and an adjustment of $4,072 to reflect the fair value of inventories.

(c)	Adjustment to reflect tax assets.

(d)	Adjustment to reflect the fair value of acquired real estate.

(e)	Adjustment to reflect goodwill from the acquisition of the Business.

(f)	Adjustment of $41,900 to reflect the fair value of identified intangible assets.

(g)	Adjustments of $1,056 to reflect the fair value of certain other assets and an adjustment of $301 to reflect tax assets.

(h)	Adjustment of $1,096 to reflect bank fees paid by Carrier Enterprise to enter into a separate secured three-year $75,000 revolving credit agreement.

(i)	Adjustment of $4,702 to reflect the fair value of certain liabilities.

(j)	Reflects the issuance of 2,985,685 shares of Common stock and 94,784 shares of Class B common stock with a fair value of $151,056.

(k)	Adjustment of $183,331 to eliminate the divisional equity of the Business.

(l)	Adjustment of $105,571 to reflect the fair value of the noncontrolling interest.

(m)	Adjustments to reflect the allocations of controlling ($12,552) and noncontrolling ($12,448) interests of locations contributed by the Registrant pursuant to the terms of the Purchase and Contribution Agreement.

The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will result from the formation of Carrier Enterprise. The unaudited pro forma condensed combined statements of operations reflect the following:

(n)	Adjustments related to certain applied commercial/industrial HVAC products (“Applied Products”) that will not be sold by Carrier Enterprise. The direct sales and cost of goods sold and the estimated expenses for the Applied Products were $21,600, $18,943 and $2,400, respectively for the six months ended June 30, 2009 and $58,800, $51,097 and $6,500, respectively for the year ended December 31, 2008.

(o)	Adjustments to reflect certain reclassifications of the Business’ historical combined financial statement balances to conform to the Registrant’s financial statement presentation of $465 for the six months ended June 30, 2009 and $988 for the year ended December 31, 2008.

(p)	Adjustments to reflect certain reclassifications of warehousing and distribution costs of the Business’ historical combined financial statement balances to conform to the Registrant’s financial statement presentation of $32,771 for the six months ended June 30, 2009 and $69,957 for the year ended December 31, 2008.

(q)	Adjustments to eliminate the effects of the LIFO reserve as inventory will be stated by the Registrant using the first-in, first-out (“FIFO”) method. The effect of the LIFO reserve was $146 for the six months ended June 30, 2009 and $864 for the year ended December 31, 2008.

(r)	Adjustments to reflect amortization of an identified intangible asset of $629 for the six months ended June 30, 2009 and $1,259 for the year ended December 31, 2008 using an estimated useful life of 12 years. The other identified intangible asset with a fair value of $26,800 is classified as an indefinite-lived intangible asset.

(s)	Adjustments to reflect bank fees paid by the Registrant to amend the Registrant’s existing $300,000 revolving credit agreement entered into upon the consummation of the joint venture and bank fees paid by Carrier Enterprise to enter into a separate secured three-year $75,000 revolving credit agreement. The pro forma amortization of the Registrant’s fees was $597 for the six months ended June 30, 2009 and $1,193 for the year ended December 31, 2008. The pro forma amortization of Carrier Enterprise’s fees was $122 for the six months ended June 30, 2009 and $244 for the year ended December 31, 2008.

Adjustments also reflect commitment fees on the unused balance of Carrier Enterprise’s credit facility of $187 for the six months ended June 30, 2009 and $375 for the year ended December 31, 2008.

(t)	Adjustments to reflect estimated income tax benefits for the six months ended June 30, 2009 and year ended December 31, 2008, respectively. These pro forma adjustments are based on the statutory rates in effect for the six months ended June 30, 2009 and for the year ended December 31, 2008.

(u)	Adjustments to reflect the net income attributable to the noncontrolling interest for the six months ended June 30, 2009 and for the year ended December 31, 2008, based on Carrier Enterprise unaudited pro forma net income for the six months ended June 30, 2009 and year ended December 31, 2008. Adjustment also reflects the impact of the 15 locations contributed by the Registrant to the joint venture. These locations had net income of $1,484 and $4,665 for the six months ended June 30, 2009 and for the year ended December 31, 2008, respectively.

(v)

Effective January 1, 2009, the Registrants’ calculations of basic and diluted earnings per share are in accordance with new guidance pertaining to FASB ASC Topic No 260: Earnings Per Share (“FASB ASC 260”). In accordance, therewith, basic earnings per common share for the Registrant’s Common and Class B common stock is computed by dividing the sum of distributed earnings to common shareholders and undistributed earnings allocated to common shareholders by the weighted-average number of shares of Common stock and Class B common stock outstanding for the period. In applying the two-class method, undistributed earnings are allocated to Common stock, Class B common stock and participating securities (consisting of non-vested restricted stock) based on the weighted-average shares outstanding during the period.

Under the new guidance, basic and diluted earnings per share for Common and Class B common stock have been retrospectively restated for the year ended December 31, 2008 as follows:

	Basic	Diluted

Historical:	$2.28	$2.18

Restated:	$2.14	$2.09

For the year ended December 31, 2008, the basic and diluted earnings allocated to shareholders reflecting the new guidelines was $56,560 and $56,573, respectively, and the weighted-average Common and Class B common shares outstanding for basic and diluted earnings per share was 26,453,167 and 27,021,727, respectively.

For the six months ended June 30, 2009, the pro forma basic and diluted earnings allocated to shareholders was $16,528 and the pro forma weighted-average Common and Class B common shares outstanding for basic and diluted earnings per share were 29,855,969. For the year ended December 31, 2008, the pro forma basic and diluted earnings allocated to shareholders was $64,245 and $64,258, respectively, and the pro forma weighted-average Common and Class B common shares outstanding for basic and diluted earnings per share was 29,533,636 and 30,102,196, respectively.